Exhibit 23.2

Consent of Independent Auditors
We consent to the use of our report dated February 9, 2018, relating to the financial statements of CTE Petrochemicals Company appearing in Celanese Corporation’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ BDO USA, LLP

Dallas, Texas
April 24, 2018